                                                                     Exhibit 4.7

                     ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT, dated as of June 30, 1997 (this "AGREEMENT"), between LEINER HEALTH PRODUCTS GROUP INC., a Delaware corporation ("LHPG"), and LEINER HEALTH PRODUCTS INC., a Delaware corporation ("LEINER"), in favor of THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, currently acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT" and, together with the U.S. Agent, collectively, the "AGENTS"). Undefined capitalized terms in this Agreement are defined in the Credit Agreement referred to below.


                   W I T N E S S E T H:


        WHEREAS, in connection with the Recapitalization and financing thereof, LHPG and the Agents are parties to the Credit Agreement, dated as of June 30, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "CREDIT AGREEMENT"), among LHPG, Vita Health Company (1985) Ltd., the U.S. Lenders, the Canadian Lenders, the U.S. Agent, the Canadian Agent, Merrill Lynch Capital Corporation, as Documentation Agent and Salomon Brothers Holding Company Inc, as Syndication Agent, providing, inter alia, for Borrowings of Term Loans in a maximum aggregate principal amount not to exceed $45,000,000 (in the case of Term B Loans) and $40,000,000 (in the case of Term C Loans) and U.S. Revolving Loans and Canadian Revolving Loans in a maximum aggregate principal amount not to exceed $125,000,000; and

        WHEREAS, in connection with the Recapitalization, LHPG wishes to assign, transfer and convey to Leiner, and Leiner wishes to assume, all of LHPG's rights and obligations in respect of the Credit Agreement and the other Loan Documents in consideration of, among other things, (I) the making available to Leiner of the U.S. Facility under the Credit Agreement and the Commitments of the U.S. Lenders to make Credit Extension thereunder, (II) the indirect contribution to Leiner by LHPG of funds to repay substantially all of Leiner's existing Indebtedness, and (III) the delivery by the Parent of the Parent Guaranty.

        NOW, THEREFORE, the parties hereto hereby agree as follows:


                            I.
           ASSIGNMENT, ASSUMPTION AND RELEASE.

        1. ASSIGNMENT OF RIGHTS AND OBLIGATIONS. Effective immediately following the making of the initial Credit Extensions under the Credit Agreement on the date hereof, LHPG hereby irrevocably assigns, transfers and conveys to Leiner all of LHPG's rights, obligations, covenants, agreements, duties and liabilities under or with respect to the Credit Agreement and each other Loan Document and any and all certificates and other documents executed by LHPG in connection therewith.

        2. ASSUMPTION OF AGREEMENTS AND OBLIGATIONS. Effective immediately following the making of the initial Credit Extensions under the Credit Agreement on the date hereof, Leiner hereby expressly assumes, confirms and agrees to perform and observe all of the Indebtedness, obligations, covenants, agreements, terms, conditions, duties and liabilities of LHPG under and with respect to the Credit Agreement and each other Loan Document and any and all certificates and other documents executed by LHPG in connection therewith as fully as if Leiner were originally the obligor in respect thereof and the signatory thereto.

        3. ASSUMPTION OF REPRESENTATIONS AND WARRANTIES. Effective immediately following the making of the initial Credit Extensions under the Credit Agreement on the date hereof, Leiner hereby expressly accepts and assumes all liabilities of LHPG related to any representation or warranty made by, and all rights and powers of LHPG under or in connection with, this Agreement, the Credit Agreement and each other Loan Document.

        4. RELEASE OF OBLIGATIONS. Effective as of 12:01 A.M. (New York City time) on the day immediately following the date of the making of the initial Credit Extensions under the Credit Agreement, (a) the Agents, acting on behalf of the U.S. Lenders and the Canadian Lenders, respectively, hereby release and forever discharge LHPG from any and all obligations LHPG may have arising out of or resulting from the Credit Agreement and each other Loan Document and (b) Leiner hereby releases and forever discharges LHPG from any and all obligations LHPG may have arising out of or resulting from the Credit Agreement and each other Loan Document. At all times after the effectiveness of the assumption contemplated hereunder, with respect to all Credit Extensions made to or for the account of LHPG prior to the effectiveness of such assumption, Leiner shall be and have the obligations of, and LHPG shall no longer be or have the obligations of, the "U.S. Borrower" within the meaning of and for all purposes of the Credit Agreement.

        5. CONFIRMATION OF STATUS AS "U.S. BORROWER". Leiner confirms and acknowledges that it is the "U.S. Borrower" referred to in the Credit Agreement, each other Loan Document and each other document and agreement entered into in connection therewith that was executed and delivered by LHPG, and hereby agrees to perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of LHPG under the Credit Agreement, each other Loan Document and each other document and agreement entered into in connection therewith that was executed and delivered by LHPG, as if it had been the "U.S. Borrower" thereunder from the original execution and delivery thereof.

        6. RIGHTS REMAIN UNIMPAIRED. Leiner confirms and agrees that the rights of the Agents, the Lenders and the Issuers under the Credit Agreement and each other Loan Document shall be unimpaired and remain in full force and effect and are hereby ratified and confirmed in all respects.

        7. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is hereby deemed to be amended to the extent, but only to the extent, necessary to effect the assignment, assumption and release provided for hereby.


                           II.
                         GENERAL.

        1. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

        2. AFFIRMATION OF LOAN DOCUMENTS. Each of the parties hereby consents to the execution and delivery of this Agreement and confirms, reaffirms and restates its obligations under each of the Loan Documents to which it is a party pursuant to the terms thereof.

        3. GOVERNING LAW; COUNTERPARTS. (a) THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        (b) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        4. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and there are no promises or representations by the parties hereto relative to the subject matter hereof not reflected or referred to herein or therein.

        5. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        6. SUBMISSION TO JURISDICTION; WAIVERS. Each of the parties hereto hereby irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in the other Loan Documents to which it is a party or at such other address of which the other parties shall have been notified pursuant thereto;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

        7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of LHPG and Leiner and their respective successors and assigns, and the Agents, the U.S. Lenders and the Canadian Lenders and their respective successors, endorsees, transferees and assigns.

        8. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                       LEINER HEALTH PRODUCTS GROUP INC.


                       By: /s/ William B. Towne
                          ------------------------------------
                          Name:  William B. Towne
                          Title: Executive Vice President-
                                   Finance


                       LEINER HEALTH PRODUCTS INC.


                       By: /s/ William B. Towne
                          ------------------------------------
                          Name:  William B. Towne
                          Title: Executive Vice President-
                                     Finance

Accepted and Acknowledged
as of the day and year
first above written.

THE BANK OF NOVA SCOTIA,
  as U.S. Agent


By: /s/ Terry K. Fryett
   -----------------------
   Name:  Terry K. Fryett
   Title:


THE BANK OF NOVA SCOTIA,
  as Canadian Agent

By: /s/ Terry K. Fryett
   -----------------------
   Name:  Terry K. Fryett
   Title: